UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported: October 1, 2019

EQUINIX, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-31293	77-0487526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Lagoon Drive

Redwood City, CA 94065

(Address of Principal Executive Offices, and Zip Code)

(650) 598-6000

Registrant’s Telephone Number, Including Area Code

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	EQIX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 1, 2019, the Compensation Committee of the Board of Directors of Equinix, Inc. (“Equinix”) approved amendments to the benefits offered to certain executives after a change in control of Equinix, including Charles Meyers, Equinix’s chief executive officer, Keith Taylor, Equinix’s chief financial officer, and Equinix’s named executive officers. The amendments included:

•	An increase in cash severance and covered health care premiums upon a termination without cause within 12 months after, or a resignation for good reason within four to 12 months after, a change in control of Equinix to 200% of base salary and target bonus (from 100%) and 24 months of COBRA coverage (from 12 months), respectively.

•	An increase to 100% (from 50%) of the number of unvested restricted stock units that will vest upon a termination without cause within 12 months after, or a resignation for good reason within four to 12 months after, a change in control of Equinix.

These changes were approved as part of a general review of severance and change in control benefits provided by Equinix as compared to its peer group.

This summary is qualified in its entirety by the provisions of the actual agreements, copies of which will be filed with Equinix’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE: October 3, 2019	By:	/s/ Keith D. Taylor
Keith D. Taylor
Chief Financial Officer